UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On October 23, 2008, Affymetrix, Inc. (the “Company”) issued a press release announcing the Company’s operating results for the third quarter ended September 30, 2008.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into Affymetrix’ filings with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, Affymetrix, Inc. announced that Kevin M. King, who is currently President of Affymetrix, will succeed Dr. Stephen P.A. Fodor as Chief Executive Officer and become a member of its Board of Directors effective January 1, 2009.

Assuming a new role as full-time Executive Chairman of the Board of Directors, Dr. Fodor will identify and advance new platform technologies and explore new market opportunities.

Mr. King, age 52, has been our President since September 2007. He joined us in January 2007 as President of Life Sciences Business and Executive Vice President. From February 2005 until June 2006, Mr. King served as President and Chief Executive Officer of Thomson Healthcare. From 1997 to 2004, he held various managerial positions at General Electric—Healthcare, most recently as Vice President and General Manager of Global Clinical Systems from June 2000 to November 2004.

As described in the company’s proxy statement filed April 28, 2008, as part of the company’s agreement with Mr. King, the company provided Mr. King with relocation assistance in selling his primary residence in New Jersey through a third-party service provider in September 2007.

Item 9.01   Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ John C. Batty
Name: John C. Batty
Title: Executive Vice President and Chief Financial
Officer, Treasurer and Principal Financial Officer

Dated: October 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 23, 2008